NEWS RELEASE	220 Liberty Street
For Immediate Release	Warsaw, NY 14569

FINANCIAL INSTITUTIONS, INC. REPORTS SECOND QUARTER 2013
NET INCOME OF $6.9 MILLION

Earnings Per Share $0.47, Up 12% from First Quarter 2013

WARSAW, N.Y., July 24, 2013 – Financial Institutions, Inc. (Nasdaq: FISI) (the “Company”), the parent company of Five Star Bank, today reported financial results for the second quarter ended June 30, 2013. Net income for the second quarter 2013 was $6.9 million, compared to $6.1 million for the first quarter 2013. After preferred dividends, second quarter 2013 net income available to common shareholders was $6.5 million or $0.47 per diluted share compared with $5.8 million or $0.42 per share for the first quarter of 2013.

Highlights for the second quarter 2013 included:

•	Diluted EPS of $0.47 per share, up 12% from first quarter 2013

•	Return on average assets of 0.99%, return on average common equity of 10.86% and return on average tangible common equity of 13.74%

•	Service charges on deposits increased $427 thousand or 20% compared to the previous quarter

•	Provision for loan losses of $1.2 million, a $1.5 million decrease from the previous quarter

•	Total loans grew $26.1 million during the second quarter

•	Capital ratios remain strong with total risk-based capital of 12.21%

Martin K. Birmingham, the Company’s President and Chief Executive Officer, commented, “Loan growth across our diversified lines of business, an increase in fee income, tight control of expenses and solid credit quality contributed to a 12% increase in earnings per share in the second quarter. These results were made possible by the hard work of our dedicated employees, coupled with the strategic actions implemented over the past eighteen months that have positioned us well for the future. In particular, we are executing on our strategy to provide expanded options for customers, such as enhanced retail checking programs, which has enabled us to stabilize fee-based income.”

Net income of $6.9 million in the second quarter 2013 was $701 thousand higher than the first quarter 2013 as a $1.5 million decrease in the provision for loan losses and a $122 thousand decrease in noninterest expense was partially offset by a $363 thousand decrease in net interest income and a $177 thousand decrease in noninterest income. The Company’s return on average assets and return on average common equity were 0.99% and 10.86%, respectively, during the second quarter 2013, compared to 0.90% and 9.83%, respectively, in the first quarter 2013.

Mr. Birmingham added, “We remain committed to enhancing shareholder value by utilizing our earnings to support future growth of the balance sheet and returning a portion of earnings to shareholders as dividends. We believe this represents a prudent and balanced approach to rewarding shareholders for their support while continuing to grow the Company. Our second quarter cash dividend of $0.18 per share returned 38% percent of first quarter net income to shareholders.”

Net Interest Income and Net Interest Margin

Net interest income of $22.5 million in the second quarter 2013 was $363 thousand lower than the first quarter 2013. The net interest margin (on a tax-equivalent basis) was 3.63% in the second quarter 2013 compared to 3.73% in first quarter 2013. The Company’s yield on interest-earning assets decreased 12 basis points in the second quarter 2013 compared with the first quarter 2013, primarily a result of cash flows being reinvested in the current low interest rate environment.

Noninterest Income

Total noninterest income for the second quarter 2013 was $6.4 million compared to $6.6 million in the first quarter 2013. Noninterest income in the second and first quarters of 2013 included gains totaling $332 thousand and $892 thousand, respectively, from the sale of trust preferred securities. Excluding the net securities gains, noninterest income in the second quarter 2013 was $383 thousand or 7% higher than the first quarter 2013, as a $427 thousand increase in service charges on deposits due to the launch of the Company’s new retail checking products was partially offset by a decrease of $86 thousand in mortgage banking revenue (defined as loan servicing income and net gains on the sale of loans held for sale). The retail checking product repositioning involved simplifying the suite of products offered to customers. The fee waiver process was also reevaluated, which resulted in a reduction in the number of fee waivers.  The Company expects service charges on deposits to stabilize.

Noninterest Expense

Total noninterest expense of $17.5 million for the second quarter 2013 decreased by $122 thousand from $17.6 million in the first quarter 2013. Salaries and employee benefits expense and occupancy and equipment expense decreased $483 thousand and $134 thousand, respectively, when comparing the second quarter 2013 to the first quarter 2013. The decrease in salaries and employee benefits expense was primarily attributable to lower expenses for medical insurance, employee stock based compensation and payroll taxes. Medical insurance is generally higher in the first and third quarter each year due to the timing of the Company’s contributions to employee health savings accounts. The decrease in occupancy and equipment expense was seasonal. These decreases were partially offset by higher professional service fees, computer and data processing expense and other noninterest expense when comparing the second quarter 2013 to the first quarter 2013. Professional service fees increased $156 thousand, due in part to executive management transitions and other corporate governance initiatives. The timing of the annual update of a core software application resulted in a $108 thousand increase in computer and data processing expense. Other noninterest expense increased $261 thousand primarily due to stock based compensation paid to our directors in the second quarter of each year and expenses related to the Company’s digital marketing initiatives, including the launch of the Company’s new retail checking account products.

Balance Sheet and Capital Management

Total assets were $2.78 billion at June 30, 2013, up $18.4 million from $2.76 billion at December 31, 2012. The increase in total assets is attributable to a $37.7 million increase in total loans, partially offset by a $9.5 million decrease in cash and cash equivalents and a $13.8 million decrease in investment securities.

Total loans were $1.74 billion at June 30, 2013, up $37.7 million or 2% compared to $1.71 billion at December 31, 2012. The increase in loans was attributable to organic growth, primarily in the commercial, home equity and consumer indirect loan categories. The average yield on the loan portfolio was 4.65% in the second quarter 2013, compared to 4.83% in the first quarter 2013.

Total investment securities were $827.9 million at June 30, 2013, down $13.8 million compared to $841.7 million at December 31, 2012. The decrease in investment securities occurred based on the combination of scheduled principal paydowns on amortizing securities and a change in the net unrealized gain/loss on the available-for-sale (“AFS”) investment securities portfolio. The AFS portfolio had net unrealized losses totaling $1.2 million at June 30, 2013 compared to net unrealized gains of $26.6 million at December 31, 2012. The unrealized loss on the AFS portfolio was predominantly caused by changes in market interest rates. The fair value of most of the investment securities in the AFS portfolio fluctuates as market interest rates change. The average yield on the investment securities portfolio was 2.38% in the second quarter 2013 compared to 2.39% in the first quarter 2013.

Total deposits were $2.32 billion at June 30, 2013, up $62.4 million from $2.26 billion at December 31, 2012. Public deposit balances increased $86.9 million during the first half of 2013 due to the seasonality of municipal cash flows, coupled with successful business development efforts for the Company’s newly acquired branches. The average cost of interest-bearing deposits declined to 0.36% in the second quarter 2013 from 0.37% in the first quarter 2013.

Shareholders’ equity was $244.9 million at June 30, 2013, down $9.0 million compared with $253.9 million at December 31, 2012. Net income for the six months ended June 30, 2013 increased shareholders’ equity by $13.0 million, which was partially offset by common and preferred stock dividends of $5.7 million. Accumulated other comprehensive loss included in shareholders’ equity decreased $16.4 million during the first half of 2013 due to the previously mentioned change in unrealized gain/loss on AFS securities. At June 30, 2013, the tangible common equity to tangible assets ratio and leverage ratio were 6.49% and 7.59%, respectively, compared to 6.86% and 7.71%, respectively, at December 31, 2012. The decrease in the Company’s equity ratios was attributable to the decrease in shareholder’s equity combined with a growth in our average assets.

At June 30, 2013, the Company’s common book value and tangible common book value was $16.47 per share and $12.84 per share, respectively, compared to $17.15 per share and $13.49 per share, respectively, at December 31, 2012.

Credit Quality

Non-performing loans were $11.3 million or 0.65% of total loans at June 30, 2013, compared with $9.1 million or 0.53% of total loans at December 31, 2012. The increase in non-performing loans during the first half of 2013 was primarily due to the first quarter addition of one credit relationship consisting of commercial business and commercial mortgage loans with unpaid principal balances totaling $3.0 million as of June 30, 2013.

Net loan charge-offs improved to $1.4 million in the second quarter 2013 from $1.6 million in the first quarter 2013. The provision for loan losses was $1.2 million in the second quarter 2013, compared to $2.7 million in the first quarter 2013.

The allowance for loan losses was $25.6 million at June 30, 2013, compared with $24.7 million at December 31, 2012. The ratio of the allowance for loan losses to total loans was 1.47% at June 30, 2013, compared with 1.45% at December 31, 2012. The ratio of allowance for loan losses to non-performing loans was 227% at June 30, 2013, compared with 271% at December 31, 2012.

About Financial Institutions, Inc.

Financial Institutions, Inc. provides diversified financial services through its subsidiaries, Five Star Bank and Five Star Investment Services, Inc. Five Star Bank provides a wide range of consumer and commercial banking services to individuals, municipalities and businesses through a network of over 50 offices and more than 60 ATMs throughout Western and Central New York State. Five Star Investment Services provides investment advice, brokerage and insurance products and services within the same New York State markets. Financial Institutions, Inc. and its subsidiaries employ over 600 individuals. The Company’s stock is listed on the Nasdaq Global Select Market under the symbol FISI. Additional information is available at the Company’s website: www.fiiwarsaw.com.

Non-GAAP Financial Information

This news release contains financial information determined by methods other than in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company believes that non-GAAP financial measures provide a meaningful comparison of the underlying operational performance of the Company, and facilitate investors’ assessments of its business and performance trends in comparison to others in the financial services industry. In addition, the Company believes the exclusion of these non-operating items enables management to perform a more effective evaluation and comparison of the Company’s results and to assess performance in relation to the company’s ongoing operations. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Where non-GAAP disclosures are used in this news release, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in Appendix A to this document.

Safe Harbor Statement

This press release may contain forward-looking statements as defined by federal securities laws. These statements may address issues that involve significant risks, uncertainties, estimates and assumptions made by management. Actual results could differ materially from current beliefs or projections. There are a number of important factors that could affect the Company’s forward-looking statements, which include its ability to implement its strategic plan, its ability to redeploy investment assets into loan assets, whether it experiences greater credit losses than expected, the impact of the current management transition, the attitudes and preferences of its customers, its ability to successfully integrate recently acquired bank branches and profitably operate newly opened bank branches, the competitive environment, fluctuations in the fair value of securities in its investment portfolio, changes in the regulatory environment and general economic and credit market conditions nationally and regionally. For more information about these factors and other factors that could affect the Company’s forward-looking statements, please see the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q on file with the SEC. All of these factors should be carefully reviewed, and readers should not place undue reliance on these forward-looking statements. Except as required by law, the Company undertakes no obligation to revise these statements following the date of this press release.

*****

For additional information contact:
Kevin B. Klotzbach
Chief Financial Officer & Treasurer
Phone: 585.786.1130
Email: KBKlotzbach@five-starbank.com	or

Jordan M. Darrow
Darrow Associates, Inc.
Phone: 631.367.1866
Email: jdarrow@darrowir.com

FINANCIAL INSTITUTIONS, INC.
Selected Financial Information (Unaudited)
(Amounts in thousands, except per share amounts)

	2013		2012
	June 30,	March 31,	December 31,	September 30,	June 30,

SELECTED BALANCE SHEET DATA:
Cash and cash equivalents	$50,927	84,791	60,436	77,045	61,813
Investment securities:
Available for sale	810,549	853,437	823,796	748,618	765,216
Held-to-maturity	17,348	17,747	17,905	19,564	22,016

Total investment securities	827,897	871,184	841,701	768,182	787,232
Loans held for sale	3,423	2,142	1,518	1,411	1,682
Loans:
Commercial business	257,732	259,062	258,675	245,307	245,437
Commercial mortgage	437,515	424,635	413,324	403,120	413,983
Residential mortgage	118,117	126,228	133,520	139,984	142,900
Home equity	306,215	292,225	286,649	279,211	264,911
Consumer indirect	599,586	590,440	586,794	563,676	531,645
Other consumer	24,249	24,700	26,764	27,687	25,278

Total loans	1,743,414	1,717,290	1,705,726	1,658,985	1,624,154
Allowance for loan losses	25,590	25,827	24,714	24,301	24,120

Total loans, net	1,717,824	1,691,463	1,681,012	1,634,684	1,600,034
Total interest-earning assets (1) (2)	2,576,028	2,567,948	2,522,444	2,400,225	2,389,171
Goodwill and other intangible assets, net	50,190	50,288	50,389	50,924	43,858
Total assets	2,782,303	2,827,658	2,763,865	2,653,319	2,622,751
Deposits:
Noninterest-bearing demand	511,802	494,362	501,514	490,706	422,165
Interest-bearing demand	475,448	529,115	449,744	472,023	420,386
Savings and money market	713,459	748,482	655,598	673,883	584,278
Certificates of deposit	623,527	637,538	654,938	695,107	708,442

Total deposits	2,324,236	2,409,497	2,261,794	2,331,719	2,135,271
Borrowings	193,413	139,620	179,806	38,282	200,824
Total interest-bearing liabilities	2,005,847	2,054,755	1,940,086	1,879,295	1,913,930
Shareholders’ equity	244,888	254,930	253,897	251,842	246,946
Common shareholders’ equity (3)	227,494	237,511	236,426	234,371	229,473
Tangible common equity (4)	177,304	187,223	186,037	183,447	185,615
Unrealized (loss) gain on investment securities, net of tax	$(725)	13,745	16,060	17,178	14,487
Common shares outstanding	13,809	13,804	13,788	13,786	13,812
Treasury shares	353	358	374	376	350
CAPITAL RATIOS AND PER SHARE DATA:
Leverage ratio	7.59%	7.46	7.71	7.67	8.27
Tier 1 risk-based capital	10.96%	10.84	10.73	10.91	11.39
Total risk-based capital	12.21%	12.09	11.98	12.16	12.64
Common equity to assets	8.18%	8.40	8.55	8.83	8.75
Tangible common equity to tangible assets (4)	6.49%	6.74	6.86	7.05	7.20
Common book value per share	$16.47	17.21	17.15	17.00	16.61
Tangible common book value per share (4)	12.84	13.56	13.49	13.31	13.44

(1) Includes investment securities at adjusted amortized cost and non-performing investment securities.

(2) Includes nonaccrual loans.

(3) Excludes preferred shareholders’ equity.

(4) See Appendix A – Non-GAAP to GAAP Reconciliation for the computation of this Non-GAAP measure.

FINANCIAL INSTITUTIONS, INC.
Selected Financial Information (Unaudited)
(Amounts in thousands, except per share amounts)

			Quarterly Trends
	Six months ended		2013			2012
	June 30,		Second	First	Fourth	Third	Second
	2013	2012	Quarter	Quarter	Quarter	Quarter	Quarter
SELECTED INCOME STATEMENT DATA:
Interest income	$49,090	47,181	24,342	24,748	25,087	25,299	23,731
Interest expense	3,679	4,852	1,818	1,861	1,999	2,200	2,343

Net interest income	45,411	42,329	22,524	22,887	23,088	23,099	21,388
Provision for loan losses	3,902	2,844	1,193	2,709	2,520	1,764	1,459

Net interest income after provision
for loan losses	41,509	39,485	21,331	20,178	20,568	21,335	19,929

Noninterest income:
Service charges on deposits	4,709	3,809	2,568	2,141	2,526	2,292	1,974
ATM and debit card	2,566	2,149	1,317	1,249	1,348	1,219	1,072
Broker-dealer fees and commissions	1,349	1,021	650	699	474	609	434
Company owned life insurance	853	867	438	415	451	433	441
Loan servicing	225	503	152	73	(28)	142	409
Net gain on sale of loans held for sale	235	658	35	200	440	323	325
Net gain on investment securities	1,224	1,568	332	892	487	596	1,237
Impairment charge on investment securities	—	(91)	—	—	—	—	—
Net gain (loss) on sale of other assets	39	35	38	1	(302)	(114)	29
Other	1,729	1,622	846	883	887	853	769

Total noninterest income	12,929	12,141	6,376	6,553	6,283	6,353	6,690

Noninterest expense:
Salaries and employee benefits	18,935	18,127	9,226	9,709	9,562	12,438	9,071
Occupancy and equipment	6,204	5,485	3,035	3,169	3,019	2,915	2,715
Professional services	2,030	1,791	1,093	937	890	1,452	1,080
Computer and data processing	1,516	1,486	812	704	809	976	886
Supplies and postage	1,288	1,031	608	680	567	899	573
FDIC assessments	725	601	364	361	343	356	304
Advertising and promotions	467	238	253	214	430	261	137
Other	3,881	3,479	2,071	1,810	1,921	2,321	1,815

Total noninterest expense	35,046	32,238	17,462	17,584	17,541	21,618	16,581

Income before income taxes	19,392	19,388	10,245	9,147	9,310	6,070	10,038
Income tax expense	6,393	6,536	3,395	2,998	2,978	1,805	3,382

Net income	$12,999	12,852	6,850	6,149	6,332	4,265	6,656

Preferred stock dividends	735	737	367	368	369	368	368
Net income available to common shareholders	$12,264	12,115	6,483	5,781	5,963	3,897	6,288

FINANCIAL RATIOS AND STOCK DATA:
Earnings per share – basic	$0.89	0.89	0.47	0.42	0.44	0.28	0.46
Earnings per share – diluted	$0.89	0.88	0.47	0.42	0.43	0.28	0.46
Cash dividends declared on common stock	$0.36	0.27	0.18	0.18	0.16	0.14	0.14
Common dividend payout ratio (1)	40.45%	30.34	38.30	42.86	36.36	50.00	30.43
Dividend yield (annualized)	3.94%	3.22	3.92	3.66	3.42	2.99	3.34
Return on average assets	0.94%	1.07	0.99	0.90	0.95	0.65	1.08
Return on average equity	10.22%	10.65	10.70	9.75	9.85	6.77	10.94
Return on average common equity (2)	10.35%	10.82	10.86	9.83	9.95	6.65	11.12
Return on average tangible common equity (3)	13.11%	12.99	13.74	12.47	12.66	8.33	13.36
Efficiency ratio (4)	59.62%	59.52	59.38	59.87	58.88	73.04	60.41
Stock price (Nasdaq: FISI):
High	$20.83	17.99	20.66	20.83	19.39	19.52	17.66
Low	$17.92	15.22	17.92	18.51	17.61	16.50	15.51
Close	$18.41	16.88	18.41	19.96	18.63	18.64	16.88

(1) Common dividend payout ratio equals dividends declared during the period divided by earnings per share for the equivalent period.

(2) Net income available to common shareholders divided by average common equity.

(3) See Appendix A – Non-GAAP to GAAP Reconciliation for the computation of this Non-GAAP measure.

(4) Efficiency ratio equals noninterest expense less other real estate expense and amortization of intangible assets as a percentage of net revenue, defined as the sum of tax-equivalent net interest income and noninterest income before net gains and impairment charges on investment securities.

FINANCIAL INSTITUTIONS, INC.
Selected Financial Information (Unaudited)

(Amounts in thousands)

			Quarterly Trends
	Six months ended		2013		2012
	June 30,		Second	First	Fourth	Third	Second
	2013	2012	Quarter	Quarter	Quarter	Quarter	Quarter
SELECTED AVERAGE BALANCES:
Federal funds sold and interest-earning deposits	$272	94	226	320	94	168	94
Investment securities (1)	833,094	670,157	829,953	836,270	727,735	745,796	715,431
Loans (2):
Commercial business	257,638	234,901	256,332	258,958	250,384	248,060	237,936
Commercial mortgage	425,982	406,939	433,631	418,248	407,168	409,884	411,871
Residential mortgage	126,824	114,893	123,263	130,425	137,586	141,808	115,621
Home equity	294,140	237,879	299,230	288,993	282,831	271,131	242,208
Consumer indirect	591,671	506,360	595,235	588,068	576,519	544,527	517,859
Other consumer	24,804	23,487	24,080	25,535	27,043	26,179	23,420

Total loans	1,721,059	1,524,459	1,731,771	1,710,227	1,681,531	1,641,589	1,548,915
Total interest-earning assets	2,554,425	2,194,710	2,561,950	2,546,817	2,409,360	2,387,553	2,264,440
Goodwill and other intangible assets, net	50,299	37,694	50,249	50,350	50,879	47,200	38,020
Total assets	2,784,681	2,408,309	2,789,104	2,780,209	2,650,502	2,607,497	2,473,888
Interest-bearing liabilities:
Interest-bearing demand	491,835	401,037	489,047	494,654	464,094	425,739	409,720
Savings and money market	716,632	530,622	739,328	693,684	671,295	611,564	553,701
Certificates of deposit	641,534	696,237	635,583	647,551	685,318	695,682	689,103
Borrowings	172,415	129,906	153,626	191,412	69,335	157,973	162,718

Total interest-bearing liabilities	2,022,416	1,757,802	2,017,584	2,027,301	1,890,042	1,890,958	1,815,242
Noninterest-bearing demand deposits	491,685	392,753	501,354	481,909	487,434	447,204	398,353
Total deposits	2,341,686	2,020,649	2,365,312	2,317,798	2,308,141	2,180,189	2,050,877
Total liabilities	2,528,309	2,165,632	2,532,197	2,524,377	2,394,687	2,356,787	2,229,046
Shareholders’ equity	256,372	242,677	256,907	255,832	255,815	250,710	244,842
Common equity (3)	238,939	225,204	239,500	238,373	238,344	233,238	227,369
Tangible common equity (4)	$188,640	187,510	189,251	188,023	187,465	186,038	189,349
Common shares outstanding:
Basic	13,728	13,686	13,739	13,717	13,707	13,703	13,697
Diluted	13,767	13,742	13,767	13,767	13,761	13,759	13,750
SELECTED AVERAGE YIELDS:
(Tax equivalent basis)
Federal funds sold and interest-earning deposits	0.20%	0.25	0.19	0.21	0.60	0.16	0.21
Investment securities	2.38%	2.75	2.38	2.39	2.56	2.60	2.68
Loans	4.74%	5.15	4.65	4.83	4.98	5.10	5.06
Total interest-earning assets	3.97%	4.42	3.91	4.03	4.25	4.32	4.31
Interest-bearing demand	0.13%	0.15	0.14	0.11	0.13	0.14	0.14
Savings and money market	0.13%	0.20	0.13	0.13	0.14	0.15	0.18
Certificates of deposit	0.80%	1.08	0.79	0.82	0.86	0.94	1.03
Borrowings	0.40%	0.44	0.40	0.40	0.76	0.43	0.43
Total interest-bearing liabilities	0.37%	0.56	0.36	0.37	0.42	0.46	0.52
Net interest rate spread	3.60%	3.86	3.55	3.66	3.83	3.86	3.79
Net interest rate margin	3.68%	3.97	3.63	3.73	3.92	3.96	3.89

(1) Includes investment securities at adjusted amortized cost and non-performing investment securities.

(2) Includes nonaccrual loans.

(3) Excludes preferred shareholders’ equity.

(4) See Appendix A – Non-GAAP to GAAP Reconciliation for the computation of this Non-GAAP measure.

FINANCIAL INSTITUTIONS, INC.
Selected Financial Information (Unaudited)
(Amounts in thousands)

	2013		2012
	June 30,	March 31,	December 31,	September 30,	June 30,

ASSET QUALITY DATA:
Allowance for Loan Losses
Beginning balance	$25,827	24,714	24,301	24,120	23,763
Net loan charge-offs (recoveries):
Commercial business	87	202	139	287	(11)
Commercial mortgage	(37)	(11)	277	(64)	166
Residential mortgage	72	145	22	39	99
Home equity	(20)	232	119	65	82
Consumer indirect	1,170	913	1,367	1,124	661
Other consumer	158	115	183	132	105

Total net charge-offs	1,430	1,596	2,107	1,583	1,102
Provision for loan losses	1,193	2,709	2,520	1,764	1,459

Ending balance	$25,590	25,827	24,714	24,301	24,120

Supplemental information
Period end loans:
Originated loans	$1,688,392	1,657,431	1,641,197	1,588,614	1,566,025
Acquired loans	55,022	59,859	64,529	70,371	58,129

Total loans	$1,743,414	1,717,290	1,705,726	1,658,985	1,624,154

Allowance for loan losses to total loans	1.47%	1.50	1.45	1.46	1.49
Allowance for loan losses for originated
loans to originated loans	1.52%	1.56	1.51	1.53	1.54
Net charge-offs (recoveries) to average loans (annualized):
Commercial business	0.14%	0.32	0.22	0.46	-0.02
Commercial mortgage	-0.03%	-0.01	0.27	-0.06	0.16
Residential mortgage	0.24%	0.45	0.06	0.11	0.34
Home equity	-0.03%	0.33	0.17	0.10	0.14
Consumer indirect	0.79%	0.63	0.94	0.82	0.51
Other consumer	2.63%	1.83	2.68	2.00	1.80
Total loans	0.33%	0.38	0.50	0.38	0.29
Non-performing loans:
Commercial business	$5,043	5,616	3,413	3,621	4,150
Commercial mortgage	3,073	2,767	1,799	3,388	3,598
Residential mortgage	1,423	1,759	2,040	1,597	1,918
Home equity	699	598	939	929	973
Consumer indirect	1,035	1,007	891	876	695
Other consumer	22	19	43	23	4

Total non-performing loans	11,295	11,766	9,125	10,434	11,338
Foreclosed assets	415	371	184	303	270
Non-performing investment securities	207	343	753	766	1,145

Total non-performing assets	$11,917	12,480	10,062	11,503	12,753

Total non-performing loans to total loans	0.65%	0.69	0.53	0.63	0.70
Total non-performing loans to originated loans	0.67%	0.71	0.56	0.66	0.72
Total non-performing assets to total assets	0.43%	0.44	0.36	0.43	0.49
Allowance for loan losses to non-performing loans	227%	220	271	233	213

FINANCIAL INSTITUTIONS, INC.
Appendix A — Non-GAAP to GAAP Reconciliation (Unaudited)
(In thousands, except per share amounts)

	Six months ended		2013		2012
	June 30,		Second	First	Fourth	Third	Second
	2013	2012	Quarter	Quarter	Quarter	Quarter	Quarter
Ending tangible assets:
Total assets			$2,782,303	2,827,658	2,763,865	2,653,319	2,622,751
Less: Goodwill and other intangible assets, net			50,190	50,288	50,389	50,924	43,858

Tangible assets (non-GAAP)			$2,732,113	2,777,370	2,713,476	2,602,395	2,578,893

Ending tangible common equity:
Common shareholders’ equity			$227,494	237,511	236,426	234,371	229,473
Less: Goodwill and other intangible assets, net			50,190	50,288	50,389	50,924	43,858

Tangible common equity (non-GAAP)			$177,304	187,223	186,037	183,447	185,615

Tangible common equity to tangible assets (non-GAAP) (1)			6.49%	6.74	6.86	7.05	7.20
Common shares outstanding			13,809	13,804	13,788	13,786	13,812
Tangible common book value per share (non-GAAP) (2)			$12.84	13.56	13.49	13.31	13.44
Average tangible common equity:
Average common equity	$238,939	225,204	239,500	238,373	238,344	233,238	227,369
Average goodwill and other intangible assets, net	50,299	37,694	50,249	50,350	50,879	47,200	38,020
Average tangible common equity (non-GAAP)	$188,640	187,510	189,251	188,023	187,465	186,038	189,349

Return on average tangible common equity (3)	13.11%	12.99	13.74	12.47	12.66	8.33	13.36
Net operating income:
Net income	$12,999	12,852	6,850	6,149	6,332	4,265	6,656
Branch acquisition expenses, net of tax (4)	—	704	—	—	—	1,262	646
CEO retirement expenses, net of tax (4)	—	—	—	—	—	1,670	—
Net operating income (non-GAAP)	$12,999	13,556	6,850	6,149	6,332	7,197	7,302

Net operating income available to common shareholders:
Net income available to common shareholders	$12,264	12,115	6,483	5,781	5,963	3,897	6,288
Branch acquisition expenses, net of tax (4)	—	704	—	—	—	1,262	646
CEO retirement expenses, net of tax (4)	—	—	—	—	—	1,670	—
Net operating income available to common
shareholders (non-GAAP)	$12,264	12,819	6,483	5,781	5,963	6,829	6,934

Financial ratios computed on an operating basis (Non-GAAP):
Earnings per share – basic	$0.89	0.94	0.47	0.42	0.44	0.50	0.51
Earnings per share – diluted	$0.89	0.93	0.47	0.42	0.43	0.50	0.50
Return on average assets	0.94%	1.13	0.99	0.90	0.95	1.10	1.19
Return on average equity	10.22%	11.23	10.70	9.75	9.85	11.42	11.99
Return on average common equity	10.35%	11.45	10.86	9.83	9.95	11.65	12.27
Return on average tangible common equity	13.11%	13.75	13.74	12.47	12.66	14.60	14.73

(1) Tangible common equity divided by tangible assets.

(2) Tangible common equity divided by common shares outstanding.

(3) Annualized net income divided by average tangible common equity.

(4) Tax effect is calculated assuming a 35% effective tax rate.